Exhibit 99.2
DUNCAN ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Summary of Transaction
          On December 8, 2008, Duncan Energy Partners L.P. (“DEP”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Enterprise Products Operating LLC (“EPO”) and Enterprise GTM Holdings L.P. (“Enterprise GTM,” and together with EPO, the “Seller Parties”), and DEP Holdings, LLC, DEP Operating Partnership, L.P. (“DEP OLP”), DEP OLP GP, LLC (“OLP GP”). Pursuant to the Purchase Agreement, DEP OLP, an indirect, wholly owned subsidiary of DEP, acquired from the Seller Parties 100% of the membership interests in Enterprise Holding III, LLC (“Enterprise III”), a wholly owned subsidiary of Enterprise GTM, thereby acquiring a 66% general partnership interest in Enterprise GC, L.P. (“Enterprise GC”), a 51% general partnership interest in Enterprise Intrastate L.P. (“Enterprise Intrastate”), and a 51% membership interest in Enterprise Texas Pipeline LLC (“Enterprise Texas”) (which interests are described below). Collectively, we refer to Enterprise GC, Enterprise Intrastate and Enterprise Texas as the “DEP II Midstream Businesses.” EPO owns DEP Holdings, LLC, which is the general partner of DEP, and is the sponsor of this dropdown transaction (the “DEP II dropdown”).
          Prior to this dropdown transaction, Enterprise GC, Enterprise Intrastate and Enterprise Texas were indirect, wholly owned subsidiaries of EPO. As consideration for the conveyance of the Enterprise III membership interests to DEP, the Seller Parties received $280.5 million in cash and 37,333,887 Class B units representing limited partner interests (convertible automatically on February 1, 2009, the date immediately after the record date for distributions relating to the fourth quarter of 2008, into 37,333,887 common units) in DEP having a market value of $449.5 million at December 5, 2008. The total value of the consideration provided to the Seller Parties is $730.0 million. In addition to issuance of the Class B units, DEP sold 41,529 of its common units to EPO at a price of $12.04 per unit in a registered equity offering, which generated net proceeds of $0.5 million to DEP.
          Our unaudited pro forma condensed combined financial statements have been prepared to assist in the analysis of the financial effects of DEP OLP’s acquisition of 100% of the member interests of Enterprise III.
          In accordance with the dropdown transaction agreements, Enterprise III must receive at least $86.5 million from the DEP II Midstream Businesses each calendar year in order to meet its initial Priority Return. On a pro forma basis, DEP OLP received distributions equal to its initial Priority Return in all periods presented. See “Pro Forma Cash Distributions of the DEP II Midstream Businesses” beginning on page 20 for information regarding the Priority Return and schedules presenting the distribution waterfall calculations for Enterprise GC, Enterprise Intrastate and Enterprise Texas.
Historical Company Information
          Duncan Energy Partners L.P. was formed in September 2006 and did not own any assets prior to February 5, 2007, which was the date it completed its initial public offering (“IPO”) of common units and acquired controlling financial interests in the DEP I Midstream Businesses (defined below). Unless the context requires otherwise, references to “we,” “us,” “our,” “Duncan Energy Partners,” “the Partnership,” or “the Company” are intended to mean the business and operations of Duncan Energy Partners L.P. and its consolidated subsidiaries (i.e. the “DEP I Midstream Businesses,” as defined below) since February 5, 2007, or February 1, 2007 for financial accounting and reporting purposes. When referring to periods prior to February 1, 2007, these terms are intended to mean the combined business and operations of Duncan Energy Partners Predecessor (or “Predecessor”).
          The principal business entities included in the Company’s and Duncan Energy Partners Predecessor’s historical financial statements are: (i) Mont Belvieu Caverns, LLC (“Mont Belvieu Caverns”), a Delaware limited liability company; (ii) Acadian Gas, LLC (“Acadian Gas”), a Delaware limited liability company; (iii) Enterprise Lou-Tex Propylene Pipeline L.P. (“Lou-Tex Propylene”), a Delaware limited partnership; (iv) Sabine Propylene Pipeline L.P. (“Sabine Propylene”), a Delaware limited partnership; and (v) South Texas NGL Pipelines, LLC (“South Texas NGL”), a Delaware limited liability company. Collectively, we refer to these entities as “DEP I Midstream Businesses” or “DEP I.” EPO was the sponsor of this first dropdown transaction.

          Our unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the Company, Duncan Energy Partners Predecessor and the DEP II Midstream Businesses. These pro forma condensed combined financial statements are qualified in their entirety by reference to the underlying historical financial statements and related notes of each entity either incorporated by reference into this Current Report on Form 8-K or set forth elsewhere in this Current Report on Form 8-K. Likewise, the unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes.
Basis of Presentation of Pro Forma Financial Information
          The pro forma adjustments are based upon information currently available and certain assumptions made by the Company. However, management believes that its assumptions provide a reasonable basis for presenting the significant effects of the proposed transactions and those assumptions are properly applied in the unaudited pro forma financial statements.
          As appropriate, the unaudited pro forma condensed combined statements of operations assume that the pro forma transactions noted herein occurred at the beginning of the earliest year presented. Likewise, the unaudited pro forma condensed combined balance sheet presents the financial effects of the transactions noted herein as if they had occurred on September 30, 2008. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that actually would have occurred if the Company had assumed the operations of DEP I or the DEP II Midstream Businesses on the dates indicated or which would be obtained in the future.
          The unaudited pro forma condensed combined financial statements were derived by adjusting the historical financial statements of the Company, the DEP I Midstream Businesses and the DEP II Midstream Businesses to reflect transactions related to (i) our IPO and acquisition of the DEP I Midstream Businesses and (ii) acquisition of the DEP II Midstream Businesses as follows:
     Adjustments related to the IPO and DEP I Midstream Businesses
▪	Changes in certain contractual arrangements at the time of our IPO in February 2007 and the acquisition of controlling financial interests in the DEP I Midstream Businesses;

▪	Our initial public offering of 14,950,000 common units in February 2007 and related borrowings.
     Adjustments related to the acquisition of the DEP II Midstream Businesses
▪	The acquisition by DEP OLP on December 8, 2008 of 100% of the member interests of Enterprise III, thereby acquiring indirect controlling financial interests in the DEP II Midstream Businesses. We will account for this conveyance as a reorganization of entities under common control; therefore, we will consolidate such businesses using Enterprise GTM’s historical cost basis in each. There will be no step-up in basis recorded by us (as in a purchase accounting transaction) and no gain or loss recorded by Enterprise GTM or EPO as a result of this dropdown transaction;

▪	The borrowing of approximately $282.3 million under our new revolving credit facility (the “DEP II Term Loan Agreement”) and related use of proceeds; and

▪	The issuance of 37,333,887 Class B units to the Seller Parties in connection with the DEP II dropdown transaction and related sale of 41,529 common units to EPO.
          The following information highlights significant presentation matters, contractual changes and other factors that affect our pro forma financial statements:
     Consolidation and Parent Interest in Operating Assets
          For financial accounting and reporting purposes, DEP will consolidate Enterprise III, which, in turn, will consolidate the DEP II Midstream Businesses. Since the remaining ownership interests in Enterprise GC, Enterprise Intrastate and Enterprise Texas will be retained by Enterprise GTM, those amounts attributed to Enterprise GTM in the consolidated financial statements of DEP will be reflected as Parent Interest. In order to distinguish between those Parent interest amounts related to the DEP I and DEP II transactions, we have separated these amounts in the accompanying pro forma financial statements.
     Significant Changes in Contractual Arrangements and Other Factors
          Due to significant changes in our contractual arrangements and other factors at the time of our initial public offering in February 2007, our unaudited pro forma condensed combined financial statements for periods before and after February 1, 2007 have been presented separately. In those cases where discrete financial information for each period is presented sequentially in the same table, we separate the periods before and after February 1, 2007 using a vertical bolded line to highlight differences between the periods. Since our initial public offering, our historical results of operations have differed from those of our Predecessor due to a variety of factors, including the following:
▪	No Historical Results for Our NGL Pipelines & Services Segment – Our historical results prior to January 2007 do not reflect any operations related to our DEP South Texas NGL Pipeline System, which did not commence operations until January 2007.

▪	Increase in Outstanding Indebtedness – Prior to our initial public offering, we did not have any consolidated indebtedness and, therefore, we did not have interest expense. We borrowed $200.0 million under a revolving credit facility at the time of our initial public offering, of which $198.9 million was distributed to EPO in connection with its contribution of certain equity interests to us. In connection with the DEP II dropdown, we will borrow approximately $282.3 million, of which $280.5 million will be distributed to Enterprise GTM.

▪	Increased Storage Fees – As a result of contracts executed in connection with our initial public offering, we increased certain storage fees charged to EPO for use of our facilities owned by Mont Belvieu Caverns effective February 1, 2007. Historically, such intercompany charges were below market and eliminated in the consolidated revenues and costs and expenses of Enterprise Products Partners. These rates are now market-based.

▪	Allocation of Storage Well and Operational Measurement Gains and Losses – Storage well measurement gains and losses occur when product movements into a storage well are different than those redelivered to customers. In connection with storage agreements entered into between EPO and Mont Belvieu Caverns effective concurrently with the closing of our initial public offering, EPO agreed to assume all storage well measurement gains and losses effective February 1, 2007.

Operational measurement gains and losses are created when product is moved between storage wells and are attributable to pipeline and well connection measurement variances. Effective February 1, 2007, the Mont Belvieu Caverns’ limited liability company agreement allocates to EPO any items of income or loss relating to net operational measurement gains and losses, including amounts that Mont Belvieu Caverns may retain as handling losses. As such, EPO is required each period to contribute cash to Mont Belvieu Caverns for net operational measurement losses and is entitled to receive distributions from Mont Belvieu Caverns for net operational measurement gains. We continue to record operational measurement gains and losses associated with our Mont Belvieu storage facility. However, these operational measurement gains and losses should not affect our net income or have a significant impact on us with respect to the timing of our net cash flows provided by operating activities and, accordingly, we have not established a reserve for operational measurement losses on our balance sheet.

▪	Decrease in Propylene Transportation Rates – Beginning February 1, 2007, the transportation fees we received from customers utilizing our Lou-Tex Propylene and Sabine Propylene Pipelines were lower than those we realized in prior periods. Historically, EPO was the shipper of record on these pipelines, and we charged it the maximum tariff rate for using these assets. EPO then contracted with third parties to ship volumes on these pipelines under product exchange agreements. In general, the revenues recognized by EPO in connection with these exchange agreements were lower than the maximum tariff rate it paid us. In connection with our initial public offering, EPO assigned its third party product exchange agreements to us. Accordingly, the transportation fees we receive for use of our Lou-Tex Propylene and Sabine Propylene Pipelines are less than the fees we received from EPO prior to February 1, 2007.

▪	Public Company Expenses – We incur additional general and administrative costs as a result of becoming a publicly traded entity. These costs include fees associated with annual and quarterly reports to unitholders, tax returns and Schedule K-1 preparation and distribution, investor relations, registrar and transfer agent fees, incremental insurance costs, and accounting and legal services. These costs also include estimated related party amounts payable to EPCO in connection with an administrative services agreement.

▪	Increase in Units Outstanding – We did not have any equity securities outstanding prior to February 1, 2007. Following our IPO, we had 20,301,571 common units outstanding. We issued an additional 37,375,416 units in connection with the DEP II dropdown transaction.

DUNCAN ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2007, 2006 and 2005
(Dollars in millions, except per unit amounts)
          The table below summarizes the Company’s pro forma as adjusted condensed statements of operations data for the nine months ended September 30, 2008, the eleven months ended December 31, 2007, one month ended January 31, 2007 and each of the years ended December 31, 2006 and 2005. This information reflects all adjustments described in the accompanying notes.

	Duncan Energy Partners		Combined Predecessor Amounts
	For the Nine	For the Eleven	For the One
	Months Ended	Months Ended	Month Ended	For the Years Ended
	September 30,	December 31,	January 31,	December 31,
	2008	2007	2007	2006	2005
Revenues	$1,274.6	$1,126.4	$92.8	$1,250.0	$1,249.9
Costs and expenses
Operating costs and expenses	1,210.6	1,082.8	88.7	1,198.8	1,213.2
General and administrative costs	14.3	12.3	1.1	11.5	10.5

Total costs and expenses	1,224.9	1,095.1	89.8	1,210.3	1,223.7

Equity in income of Evangeline	0.7	0.2	—	1.0	0.3

Operating income	50.4	31.5	3.0	40.7	26.5

Other income (expense)
Interest expense	(20.0)	(23.4)	(2.4)	(28.1)	(28.1)
Other, net	0.4	0.6	—	0.4	(0.5)

Total other expense, net	(19.6)	(22.8)	(2.4)	(27.7)	(28.6)

Income (loss) before provision for income taxes and parent interest	30.8	8.7	0.6	13.0	(2.1)
Provision for income taxes	(1.1)	(4.2)	—	(1.7)	—

Income (loss) before parent interest	29.7	4.5	0.6	11.3	(2.1)
Parent Interest — allocated losses, net	24.0	56.8	4.3	47.0	57.1

Income from continuing operations	$53.7	$61.3	$4.9	$58.3	$55.0

Income from continuing operations — limited partners (98%)	$52.6	$60.1	$4.8	$57.1	$53.9
Income from continuing operations — general partner (2%)	$1.1	$1.2	$0.1	$1.2	$1.1

Basic and diluted earnings per common unit:
Limited partners’ interest in income from continuing operations	$52.6	$60.1	$4.8	$57.1	$53.9
Number of common units used in denominator	57.7	57.7	57.7	57.7	57.7
Basic and diluted income per unit	$0.91	$1.04	$0.08	$1.00	$0.93
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DUNCAN ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2008
(Dollars in millions, except per unit amounts)

	Duncan	DEP II				As
	Energy	Midstream		Adjustments		Adjusted
	Partners	Businesses	Partnership	Related To		Partnership
	Historical	Historical	Pro Forma	DEP II		Pro Forma

Revenues	$943.5	$331.1	$1,274.6	$—		$1,274.6
Costs and expenses
Operating costs and expenses	905.1	300.5	1,205.6	5.0	(k)	1,210.6
General and administrative costs	5.3	8.8	14.1	0.2	(j)	14.3

Total costs and expenses	910.4	309.3	1,219.7	5.2		1,224.9

Equity in income of Evangeline	0.7	—	0.7	—		0.7

Operating income	33.8	21.8	55.6	(5.2)		50.4

Other income (expense)
Interest expense	(8.4)	—	(8.4)	(11.6)	(h)	(20.0)
Other, net	0.4	—	0.4	—		0.4

Total other income (expense)	(8.0)	—	(8.0)	(11.6)		(19.6)

Income before provision for income taxes and parent interest	25.8	21.8	47.6	(16.8)		30.8
Provision for income taxes	—	(1.1)	(1.1)	—		(1.1)

Income (loss) before parent interest	25.8	20.7	46.5	(16.8)		29.7
Parent interest — DEP I allocated income	(9.4)	—	(9.4)	—		(9.4)
Parent interest — DEP II allocated losses	—	—	—	33.4	(i)	33.4

Income from continuing operations	$16.4	$20.7	$37.1	$16.6		$53.7

Income from continuing operations — limited partners (98%)	$16.1					$52.6
Income from continuing operations — general partner (2%)	$0.3					$1.1

Basic and diluted earnings per common unit:
Limited partners’ interest in income from continuing operations	$16.1					$52.6
Number of common units used in denominator of calculation	20.3			37.4	(l,m)	57.7
Basic and diluted income per unit	$0.79					$0.91
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DUNCAN ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Eleven Months Ended December 31, 2007
(Dollars in millions, except per unit amounts)

	Duncan	DEP II				As
	Energy	Midstream		Adjustments		Adjusted
	Partners	Businesses	Partnership	Related To		Partnership
	Historical	Historical	Pro Forma	DEP II		Pro Forma

Revenues	$797.0	$329.4	$1,126.4	$—		$1,126.4
Costs and expenses
Operating costs and expenses	745.1	337.7	1,082.8	—		1,082.8
General and administrative costs	4.0	8.1	12.1	0.2	(j)	12.3

Total costs and expenses	749.1	345.8	1,094.9	0.2		1,095.1

Equity in income of Evangeline	0.2	—	0.2	—		0.2

Operating income (loss)	48.1	(16.4)	31.7	(0.2)		31.5

Other income (expense)
Interest expense	(9.2)	—	(9.2)	(14.2)	(h)	(23.4)
Other, net	0.6	—	0.6	—		0.6

Total other income (expense)	(8.6)	—	(8.6)	(14.2)		(22.8)

Income before provision for income taxes and parent interest	39.5	(16.4)	23.1	(14.4)		8.7
Provision for income taxes	(0.3)	(3.9)	(4.2)	—		(4.2)

Income (loss) before parent interest	39.2	(20.3)	18.9	(14.4)		4.5
Parent interest — DEP I allocated income	(20.0)	—	(20.0)	—		(20.0)
Parent interest — DEP II allocated losses	—	—	—	76.8	(i)	76.8

Income (loss) from continuing operations	$19.2	$(20.3)	$(1.1)	$62.4		$61.3

Income from continuing operations — limited partners (98%)	$18.8					$60.1
Income from continuing operations — general partner (2%)	$0.4					$1.2

Basic and diluted earnings per common unit:
Limited partners’ interest in income from continuing operations	$18.8					$60.1
Number of common units used in denominator of calculation	20.3			37.4	(l,m)	57.7
Basic and diluted income per unit	$0.93					$1.04
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DUNCAN ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the One Month Ended January 31, 2007
(Dollars in millions, except per unit amounts)

	Duncan
	Energy	DEP II						As
	Partners	Midstream	Adjustments			Adjustments		Adjusted
	Predecessor	Businesses	Related To		Partnership	Related To		Partnership
	Historical	Historical	DEP I and IPO		Pro Forma	DEP II		Pro Forma

Revenues	$66.7	$27.2	$(2.0)	(a)	$92.8	$—		$92.8
			0.9	(b)
Costs and expenses
Operating costs and expenses	61.2	27.0	0.5	(c)	88.7	—		88.7
General and administrative costs	0.5	0.5	0.1	(d)	1.1	*	(j)	1.1

Total costs and expenses	61.7	27.5	0.6		89.8	—		89.8

Equity in income of Evangeline	—	—	—		—	—		—

Operating income (loss)	5.0	(0.3)	(1.7)		3.0	—		3.0

Other income (expense)
Interest expense	—	—	(1.1)	(e)	(1.1)	(1.3)	(h)	(2.4)
Other, net	—	—	—		—	—		—

Total other income (expense)	—	—	(1.1)		(1.1)	(1.3)		(2.4)

Income before provision for income taxes and parent interest	5.0	(0.3)	(2.8)		1.9	(1.3)		0.6
Provision for income taxes	—	—	—		—	—		—

Income (loss) before parent interest	5.0	(0.3)	(2.8)		1.9	(1.3)		0.6
Parent interest — DEP I allocated income	—	—	(0.3)	(f)	(0.3)	—		(0.3)
Parent interest — DEP II allocated losses	—	—	—		—	4.6	(i)	4.6

Income (loss) from continuing operations	$5.0	$(0.3)	$(3.1)		$1.6	$3.3		$4.9

Income from continuing operations — limited partners (98%)					$1.6			$4.8
Income from continuing operations — general partner (2%)					$ *			$0.1

Basic and diluted earnings per common unit:
Limited partners’ interest in income from continuing operations					$1.6			$4.8
Number of common units used in denominator of calculation			20.3	(g)	20.3	37.4	(l,m)	57.7
Basic and diluted income per unit					$0.08			$0.08

*	Amount is negligible.
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DUNCAN ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Twelve Months Ended December 31, 2006
(Dollars in millions, except per unit amounts)

	Duncan
	Energy	DEP II						As
	Partners	Midstream	Adjustments			Adjustments		Adjusted
	Predecessor	Businesses	Related To		Partnership	Related To		Partnership
	Historical	Historical	DEP I and IPO		Pro Forma	DEP II		Pro Forma

Revenues	$924.5	$338.5	$(23.6)	(a)	$1,250.0	$—		$1,250.0
			10.6	(b)
Costs and expenses
Operating costs and expenses	867.1	333.8	(2.1)	(c)	1,198.8	—		1,198.8
General and administrative costs	3.5	6.7	1.0	(d)	11.2	0.3	(j)	11.5

Total costs and expenses	870.6	340.5	(1.1)		1,210.0	0.3		1,210.3

Equity in income of Evangeline	1.0	—	—		1.0	—		1.0

Operating income (loss)	54.9	(2.0)	(11.9)		41.0	(0.3)		40.7

Other income (expense)
Interest expense	—	—	(12.6)	(e)	(12.6)	(15.5)	(h)	(28.1)
Other, net	0.4	—	—		0.4	—		0.4

Total other income (expense)	0.4	—	(12.6)		(12.2)	(15.5)		(27.7)
Income before provision for income taxes and parent interest	55.3	(2.0)	(24.5)		28.8	(15.8)		13.0
Provision for income taxes	—	(1.7)	—		(1.7)	—		(1.7)

Income (loss) before parent interest	55.3	(3.7)	(24.5)		27.1	(15.8)		11.3
Parent interest — DEP I allocated income	—	—	(15.2)	(f)	(15.2)	—		(15.2)
Parent interest — DEP II allocated losses	—	—	—		—	62.2	(i)	62.2

Income (loss) from continuing operations	$55.3	$(3.7)	$(39.7)		$11.9	$46.4		$58.3

Income from continuing operations — limited partners (98%)					$11.7			$57.1
Income from continuing operations — general partner (2%)					$0.2			$1.2

Basic and diluted earnings per common unit:
Limited partners’ interest in income from continuing operations					$11.7			$57.1
Number of common units used in denominator of calculation			20.3	(g)	20.3	37.4	(l,m)	57.7
Basic and diluted income per unit					$0.58			$1.00
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DUNCAN ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Twelve Months Ended December 31, 2005
(Dollars in millions, except per unit amounts)

	Duncan
	Energy	DEP II						As
	Partners	Midstream	Adjustments			Adjustments		Adjusted
	Predecessor	Businesses	Related To		Partnership	Related To		Partnership
	Historical	Historical	DEP I and IPO		Pro Forma	DEP II		Pro Forma

Revenues	$953.4	$304.4	$(18.4)	(a)	$1,249.9	$—		$1,249.9
			10.5	(b)
Costs and expenses
Operating costs and expenses	909.0	307.2	(3.0)	(c)	1,213.2	—		1,213.2
General and administrative costs	4.5	4.7	1.0	(d)	10.2	0.3	(j)	10.5

Total costs and expenses	913.5	311.9	(2.0)		1,223.4	0.3		1,223.7

Equity in income of Evangeline	0.3	—	—		0.3	—		0.3

Operating income (loss)	40.2	(7.5)	(5.9)		26.8	(0.3)		26.5

Other income (expense)
Interest expense	—	—	(12.6)	(e)	(12.6)	(15.5)	(h)	(28.1)
Other, net	(0.5)	—	—		(0.5)	—		(0.5)

Total other income (expense)	(0.5)	—	(12.6)		(13.1)	(15.5)		(28.6)

Income before provision for income taxes and parent interest	39.7	(7.5)	(18.5)		13.7	(15.8)		(2.1)
Provision for income taxes	—	—	—		—	—		—

Income (loss) before parent interest	39.7	(7.5)	(18.5)		13.7	(15.8)		(2.1)
Parent interest — DEP I allocated income	—	—	(10.4)	(f)	(10.4)	—		(10.4)
Parent interest — DEP II allocated losses	—	—	—		—	67.5	(i)	67.5

Income (loss) from continuing operations	$39.7	$(7.5)	$(28.9)		$3.3	$51.7		$55.0

Income from continuing operations — limited partners (98%)					$3.2			$53.9
Income from continuing operations — general partner (2%)					$0.1			$1.1

Basic and diluted earnings per common unit:
Limited partners’ interest in income from continuing operations					$3.2			$53.9
Number of common units used in denominator of calculation			20.3	(g)	20.3	37.4	(l,m)	57.7
Basic and diluted income per unit					$0.16			$0.93
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DUNCAN ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2008
(Dollars in millions)

	Duncan	DEP II				As
	Energy	Midstream		Adjustments		Adjusted
	Partners	Businesses	Partnership	Related To		Partnership
	Historical	Historical	Pro Forma	DEP II		Pro Forma

Current assets:
Cash and cash equivalents	$12.8	$—	$12.8	$280.5	(h)	$13.3
				0.5	(l)
				(280.5)	(m)
Accounts receivable, net	79.9	51.2	131.1	—		131.1
Gas imbalance receivables, net	3.9	46.5	50.4	—		50.4
Inventories	13.8	15.4	29.2	—		29.2
Other current assets	2.5	1.0	3.5	0.6	(h)	4.1

Total current assets	112.9	114.1	227.0	1.1		228.1
Property, plant and equipment, net	959.7	3,212.5	4,172.2	—		4,172.2
Investments in and advances to Evangeline	4.5	—	4.5	—		4.5
Intangible assets	6.5	47.9	54.4	—		54.4
Goodwill	—	4.9	4.9	—		4.9
Other assets	0.3	—	0.3	1.2	(h)	1.5

Total assets	$1,083.9	$3,379.4	$4,463.3	$2.3		$4,465.6

Current liabilities:
Accounts payable and accrued expenses	$72.1	$104.8	$176.9	$—		$176.9
Other current liabilities	15.2	24.9	40.1	(4.4)	(k)	35.7

Total current liabilities	87.3	129.7	217.0	(4.4)		212.6
Long-term debt	212.0	—	212.0	282.3	(h)	494.3
Other long-term liabilities	4.1	11.3	15.4	(3.2)	(k)	12.2
Parent interest in subsidiaries:
DEP I Midstream Businesses	473.5	—	473.5	—		473.5
DEP II Midstream Businesses	—	—	—	2,503.4	(i)	2,516.0
				12.6	(k)

Total parent interest	473.5	—	473.5	2,516.0		2,989.5

Equity
Partners’ equity	307.0	—	307.0	449.5	(m)	757.0
				0.5	(l)
Owners’ net investment	—	3,238.4	3,238.4	(5.0)	(k)	—
				(2,503.4)	(i)
				(730.0)	(m)

Total equity	307.0	3,238.4	3,545.4	(2,788.4)		757.0

Total liabilities and equity	$1,083.9	$3,379.4	$4,463.3	$2.3		$4,465.6

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

DUNCAN ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
          The following pro forma adjustments are based upon information currently available and certain assumptions made by the Company. However, management believes that its assumptions provide a reasonable basis for presenting the significant effects of the proposed transactions and those assumptions are properly applied in the unaudited pro forma financial statements.
Pro Forma Adjustments
     DEP I Midstream Businesses and IPO
          The following series of pro forma adjustments (“a” through “g”) relate to transactions occurring at the time of our initial public offering in February 2007, including EPO’s contribution to us of equity ownership interests in the DEP I Midstream Businesses.
          (a) Reflects a reduction in transportation rates charged EPO for its use of the Lou-Tex Propylene and Sabine Propylene pipelines prior to February 1, 2007. Prior to this date, EPO was the shipper of record on these pipelines and charged the maximum tariff rate for transporting volumes under exchange agreements for third parties. Apart from such exchange activity, EPO did not utilize these pipelines. Concurrent with the closing of our initial public offering in February 2007, EPO assigned to us these third party exchange agreements; however, EPO remains jointly and severally liable to us regarding the performance of the third parties under these agreements.
          In general, the revenues EPO recognized in connection with such third party exchange agreements were less than the maximum tariff rates it paid to us. Effective February 1, 2007, the transportation rates Lou-Tex Propylene and Sabine Propylene charge their customers were reduced to equal the fees collected from third parties under the exchange agreements.
          The pro forma reduction in revenues is $2.0 million for the one month ended January 31, 2007, $23.6 million for the year ended December 31, 2006 and $18.4 million for the year ended December 31, 2005.
          (b) Reflects an increase in related party storage fees charged to EPO for its use of the underground storage facilities owned by Mont Belvieu Caverns. EPO uses such storage assets in support of its NGL fractionation, isomerization and other operations located in Mont Belvieu, Texas. Historically, such intercompany charges were below market and eliminated in the consolidated revenues and costs and expenses of Enterprise Products Partners. Prospectively, such rates will be market related.
          The pro forma increase in revenues is $0.9 million for the one month ended January 31, 2007, $10.6 million for the year ended December 31, 2006 and $10.5 million for the year ended December 31, 2005.
          (c) Reflects the retention by EPO of all storage well measurement gains and losses relating to Mont Belvieu Caverns’ underground storage activities. Storage well measurement gains and losses occur when product movements into a storage well are different than those redelivered to customers. In connection with storage agreements entered into between EPO and Mont Belvieu Caverns effective February 1, 2007, EPO agreed to assume all storage well measurement gains and losses.
          The pro forma increase in costs and expenses for the retention of historical storage well measurement losses was $0.5 million for the one month ended January 31, 2007, while the pro forma decrease in costs and expenses was $2.1 million for the year ended December 31, 2006 and $3.0 million for the year ended December 31, 2005.
          (d) Reflects estimated general and administrative costs of the Company, exclusive of such costs of its subsidiaries. These estimated costs include accounting, legal and similar public company costs to be incurred by the Company in connection with the management and administration of its business activities. These costs include estimated related party amounts payable to EPCO in connection with an administrative services agreement.
          The pro forma increase in general and administrative costs is $0.1 million for the one month ended January 31, 2007 and $1.0 million for the years ended December 31, 2006 and 2005.
          (e) Reflects pro forma interest expense attributable to the initial borrowing of $200.0 million under our revolving credit facility. At the closing of our initial public offering, we made an initial draw of $200.0 million under this facility to fund a $198.9 million cash distribution to EPO and the remainder to pay $1.1 million of debt issuance costs. For pro forma presentation purposes, we assumed a variable interest rate of 6.23% charged by this facility and a four-year amortization period for the debt issuance costs. The revolving credit facility matures in February 2011.
          The pro forma increase in interest expense is $1.1 million for the one month ended January 31, 2007 and $12.6 million for the years ended December 31, 2006 and 2005. If the variable interest rate we assumed in these calculations was 1/8% higher, pro forma interest expense would have been $1.1 million for the one month ended January 31, 2007 and $12.8 million for the years ended December 31, 2006 and 2005.
          (f) Reflects the retention by EPO (the Company’s parent) of a 34% ownership interest in the entities comprising Duncan Energy Partners Predecessor. Currently, EPO is allocated 34% of the earnings and cash flows of each of these five entities (Mont Belvieu Caverns, Acadian Gas, Lou-Tex Propylene, Sabine Propylene and South Texas NGL) in accordance with its 34% sharing ratio. However, EPO’s earnings allocation with respect to Mont Belvieu Caverns is after any special allocations to EPO related to net operational measurement gains or losses each period (see below).
          In certain cases involving the capital projects of Mont Belvieu Caverns, EPO is required to fund 100% of project costs when the Company elects to not participate in such projects. To the extent such non-participated projects generate incremental earnings for Mont Belvieu Caverns in the future, the sharing ratio for Mont Belvieu Caverns will be adjusted to allocate such incremental cash flows to EPO. The Company may elect to acquire an interest in such projects in the future. There were no such adjustments to the Company’s or EPO’s sharing ratio in Mont Belvieu Caverns through December 31, 2007.
          Earnings allocated to EPO in connection with its 34% ownership interests in these subsidiaries and related agreements are presented as “Parent interest – DEP I allocated income” on our pro forma condensed combined statements of operations. EPO’s equity ownership in each subsidiary is presented as “Parent interest in subsidiaries – DEP I Midstream Businesses” on our pro forma condensed combined balance sheet.
          Operational measurement gains and losses are created when product is moved between storage wells and are attributable to pipeline and well connection measurement variances. Effective February 1, 2007, the Mont Belvieu Caverns’ limited liability company agreement allocates to EPO any items of income or loss relating to net operational measurement gains and losses, including amounts that Mont Belvieu Caverns may retain as handling losses. As such, EPO is required each period to contribute cash to Mont Belvieu Caverns for net operational measurement losses and is entitled to receive distributions from Mont Belvieu Caverns for net operational measurement gains. We continue to record operational measurement gains and losses associated with our Mont Belvieu storage facility as part of our operating costs and expenses. However, these operational measurement gains and losses should not affect our net income or have a significant impact on us with respect to the timing of our net cash flows provided by operating activities and, accordingly, we have not established a reserve for operational measurement losses on our balance sheet.

          The following table presents the calculation of parent interest in the pro forma income of the DEP I Midstream Businesses for the periods indicated. No adjustments are required for periods following our initial public offering (dollars in millions).

	One Month
	Ended	For The Year Ended
	January 31,	December 31,
	2007	2006	2005

Historical income from continuing operations of
DEP I Midstream Businesses:	$5.0	$55.3	$39.7
Pro forma adjustments to subsidiary income amounts:
Propylene transportation revenue adjustments (see Note (a))	(2.0)	(23.6)	(18.4)
Storage fee revenue adjustment (see Note (b))	0.9	10.6	10.5
Storage well losses allocated to EPO (see Note (c))	(0.5)	2.1	3.0
Special earnings allocation by Mont Belvieu Caverns of operational measurement losses to EPO	1.2	(0.2)	2.1

Pro forma income of subsidiaries subject to parent’s 34% interest	4.6	44.2	36.9
Multiplied by parent’s sharing ratio in income of the DEP I subsidiaries	34%	34%	34%

Parent interest in income of the DEP I subsidiaries before special earnings allocation	1.5	15.0	12.5
Special earnings allocation by Mont Belvieu Caverns of operational measurement losses to EPO	(1.2)	0.2	(2.1)

Parent interest — DEP I allocated income	$0.3	$15.2	$10.4

          (g) On February 5, 2007, the Company completed its initial public offering of 14,950,000 common units (including an overallotment amount of 1,950,000 common units) at a price of $21.00 per unit, which generated net proceeds to the Company of $290.5 million. As consideration for the contribution by EPO of equity ownership interests in the DEP I Midstream Businesses and capital expenditures related to these businesses, the Company distributed $260.6 million of the net proceeds from its initial public offering to EPO, plus $198.9 million in borrowings under its revolving credit facility and a final amount of 5,351,571 of its common units.
          Pro forma basic and diluted earnings per unit is determined by dividing income from continuing operations by the number of our common units outstanding, which was 20,301,571 following completion of our initial public offering and the DEP I dropdown transaction.
     DEP II Midstream Businesses
          The following series of pro forma adjustments (“h” through “m”) relate to (i) DEP OLP’s acquisition of indirect controlling financial interests in the DEP II Midstream Businesses, (ii) associated borrowings under the DEP II Term Loan Agreement, and (iii) the issuance of 37,500,000 units to EPO in connection with this dropdown transaction and related equity offering.
          (h) Reflects the Company’s borrowing of approximately $282.3 million under the DEP II Term Loan Agreement in connection with the DEP II dropdown transaction. Loans under the DEP II Term Loan Agreement bear interest of the type specified in the applicable borrowing request, and consist of either ABR loans or Eurodollar loans. The types of interest for ABR Loans and Eurodollar loans are determined by reference to the LIBO Rate or the Alternate Base Rate (both variable rates as defined in the DEP II Term Loan Agreement). Borrowings under the DEP II Term Loan Agreement mature in December 2011. For pro forma interest expense presentation purposes, we have assumed (i) a variable interest rate of 5.30% and (ii) $1.8 million of debt issuance costs. In addition, we have assumed that the $282.3 million borrowing amount is outstanding for all periods presented. The Company will use $280.5 million of the net proceeds from this borrowing as partial consideration for the contribution by EPO of equity interests in the DEP II Midstream Businesses.
          Pro forma interest expense is $11.6 million for the nine months ended September 30, 2008, $14.2 million for the eleven months ended December 31, 2007, $1.3 million for the one month ended January 31, 2007 and $15.5 million for the years ended December 31, 2006 and 2005. If the variable interest rate we assumed in these calculations was 1/8% higher, pro forma interest expense would have been $11.9 million for the nine months ended September 30, 2008, $14.6 million for the eleven months ended December 31, 2007, $1.3 million for the one month ended January 31, 2007 and $15.9 million for the years ended December 31, 2006 and 2005.
          (i) Reflects the retention by Enterprise GTM of a Percentage Interest in the capital accounts of the DEP II Midstream Businesses. Enterprise GTM will retain a 77.4% Percentage Interest in the capital accounts of Enterprise GC, Enterprise Intrastate and Enterprise Texas. The “Percentage Interest” of Enterprise III in each of the DEP II Midstream Businesses is 22.6%. Enterprise III’s Percentage Interest was determined by dividing the aggregate consideration paid or issued by DEP for the DEP II Midstream Businesses, or $730.0 million, by the aggregate value of the DEP II Midstream Businesses, or approximately $3.2 billion, which is also equivalent to the aggregate carrying basis of the historical capital accounts of the DEP II Midstream Businesses.
          The sum of Enterprise GTM’s equity interests in the DEP II Midstream Businesses is presented as “Parent interest in subsidiaries — DEP II” on our pro forma condensed combined balance sheets. The following table presents the calculation of parent interest in the pro forma net assets of the DEP II Midstream Businesses at September 30, 2008 (dollars in millions):

Enterprise GC:
Net assets	$566.8
Multiplied by 77.4% retained by Enterprise GTM	77.4%

Parent interest in Enterprise GC	$438.8

Enterprise Intrastate:
Net assets	$328.8
Multiplied by 77.4% retained by Enterprise GTM	77.4%

Parent interest in Enterprise Intrastate	$254.5

Enterprise Texas:
Net assets	$2,342.9
Less: environmental reserve adjustment (see Note (k))	(5.0)

Adjusted net assets	$2,337.9
Multiplied by 77.4% retained by Enterprise GTM	77.4%

Parent interest in Enterprise Texas	$1,810.1

Parent interest in subsidiaries — DEP II Midstream Businesses	$2,503.4

          We allocate income or loss of the DEP II Midstream Businesses as follows: (i) first, net income or loss will be allocated to each partner/member in accordance with their respective Percentage Interest; then, (ii) second, Enterprise III will be allocated earnings to the extent that the cash distributions it receives from the business exceed the product of (a) total distributions paid by the business multiplied by (b) Enterprise III’s Percentage Interest. This amount is presented as a “special earnings allocation” by the business to Enterprise III. Enterprise GTM’s capital account will be reduced by an equal amount. This earnings allocation method tracks the disproportionate amount of cash distributions provided to Enterprise III.

          The following table presents the calculation of Enterprise III’s and Enterprise GTM’s share of the pro forma income (loss) of Enterprise Texas for each of the years ended December 31, 2005, 2006 and 2007 and for the nine months ended September 30, 2008 (dollars in thousands).

	Enterprise III		Enterprise GTM

Enterprise Texas
Loss from continuing operations — 2005	$(1,253)		$(1,253)
Multiplied by Percentage Interest	22.6%		77.4%

Loss from continuing operations	$(283)	$(283)	$(970)	$(970)
Special earnings allocation to Enterprise III:
Cash distributions for period	$82,744
Multiplied by Percentage Interest of Enterprise III	22.6%

Subtotal	$18,681
Actual cash distributions paid to Enterprise III	68,161

Special earnings allocation to Enterprise III	$49,480	49,480		(49,480)

Total income (loss) allocation for 2005		$49,197		$(50,450)

Enterprise Texas
Loss from continuing operations — 2006	$(1,436)		$(1,436)
Multiplied by Percentage Interest	22.6%		77.4%

Loss from continuing operations	$(324)	$(324)	$(1,112)	$(1,112)
Special earnings allocation to Enterprise III:
Cash distributions for period	$80,362
Multiplied by Percentage Interest of Enterprise III	22.6%

Subtotal	$18,143
Actual cash distributions paid to Enterprise III	61,256

Special earnings allocation to Enterprise III	$43,113	43,113		(43,113)

Total income (loss) allocation for 2006		$42,789		$(44,225)

Enterprise Texas
Income from continuing operations — 2007	$5,968		$5,968
Multiplied by Percentage Interest	22.6%		77.4%

Income from continuing operations	$1,347	$1,347	$4,621	$4,621
Special earnings allocation to Enterprise III:
Cash distributions for period	$78,474
Multiplied by Percentage Interest of Enterprise III	22.6%

Subtotal	$17,717
Actual cash distributions paid to Enterprise III	77,333

Special earnings allocation to Enterprise III	$59,616	59,616		(59,616)

Total income (loss) allocation for 2007		$60,963		$(54,995)

Enterprise Texas
Income from continuing operations — YTD September 2008	$24,923		$24,923
Multiplied by Percentage Interest	22.6%		77.4%

Income from continuing operations	$5,627	$5,627	$19,296	$19,296
Special earnings allocation to Enterprise III:
Cash distributions for period	$76,399
Multiplied by Percentage Interest of Enterprise III	22.6%

Subtotal	$17,248
Actual cash distributions paid to Enterprise III	58,712

Special earnings allocation to Enterprise III	$41,464	41,464		(41,464)

Total income (loss) allocation for YTD September 30, 2008		$47,091		$(22,168)

          The following table presents the calculation of Enterprise III’s and Enterprise GTM’s share of the pro forma income (loss) of Enterprise GC for each of the years ended December 31, 2005, 2006 and 2007 and for the nine months ended September 30, 2008 (dollars in thousands).

	Enterprise III		Enterprise GTM

Enterprise GC
Income from continuing operations — 2005	$6,516		$6,516
Multiplied by Percentage Interest	22.6%		77.4%

Income from continuing operations	$1,471	$1,471	$5,045	$5,045
Special earnings allocation to Enterprise III:
Cash distributions for period	$30,001
Multiplied by Percentage Interest of Enterprise III	22.6%

Subtotal	$6,773
Actual cash distributions paid to Enterprise III in accordance with its 66% Distribution Ratio	19,801

Special earnings allocation to Enterprise III	$13,028	13,028		(13,028)

Total income (loss) allocation for 2005		$14,499		$(7,983)

Enterprise GC
Income from continuing operations — 2006	$4,593		$4,593
Multiplied by Percentage Interest	22.6%		77.4%

Income from continuing operations	$1,037	$1,037	$3,556	$3,556
Special earnings allocation to Enterprise III:
Cash distributions for period	$33,018
Multiplied by Percentage Interest of Enterprise III	22.6%

Subtotal	$7,454
Actual cash distributions paid to Enterprise III in accordance with its 66% Distribution Ratio	21,792

Special earnings allocation to Enterprise III	$14,338	14,338		(14,338)

Total income (loss) allocation for 2006		$15,375		$(10,782)

Enterprise GC
Loss from continuing operations — 2007	$(20,180)		$(20,180)
Multiplied by Percentage Interest	22.6%		77.4%

Loss from continuing operations	$(4,556)	$(4,556)	$(15,624)	$(15,624)
Special earnings allocation to Enterprise III:
Cash distributions for period	$11,310
Multiplied by Percentage Interest of Enterprise III	22.6%

Subtotal	$2,553
Actual cash distributions paid to Enterprise III in accordance with its 66% Distribution Ratio	7,465

Special earnings allocation to Enterprise III	$4,912	4,912		(4,912)

Total income (loss) allocation for 2007		$356		$(20,536)

Enterprise GC
Loss from continuing operations — September 2008	$(54)		$(54)
Multiplied by Percentage Interest	22.6%		77.4%

Loss from continuing operations	$(12)	$(12)	$(42)	$(42)
Special earnings allocation to Enterprise III:
Cash distributions for period	$10,304
Multiplied by Percentage Interest of Enterprise III	22.6%

Subtotal	$2,326
Actual cash distributions paid to Enterprise III in accordance with its 66% Distribution Ratio	6,801

Special earnings allocation to Enterprise III	$4,475	4,475		(4,475)

Total income (loss) allocation for YTD September 30, 2008		$4,463		$(4,517)

          The following table presents the calculation of Enterprise III’s and Enterprise GTM’s share of the pro forma income (loss) of Enterprise Intrastate for each of the years ended December 31, 2005, 2006 and 2007 and for the nine months ended September 30, 2008 (dollars in thousands).

	Enterprise III		Enterprise GTM

Enterprise Intrastate
Loss from continuing operations — 2005	$(12,783)		$(12,783)
Multiplied by Percentage Interest	22.6%		77.4%

Loss from continuing operations	$(2,886)	$(2,886)	$(9,897)	$(9,897)
Special earnings allocation to Enterprise III:
Cash contributions for operating losses for period	$(2,856)
Multiplied by Percentage Interest of Enterprise III	22.6%

Subtotal	$(645)
Actual cash contributions for operating losses by Enterprise III in accordance with its 51% Distribution Ratio	(1,457)

Special earnings allocation to Enterprise III	$(812)	(812)		812

Total loss allocation for 2005		$(3,698)		$(9,085)

Enterprise Intrastate
Loss from continuing operations — 2006	$(6,821)		$(6,821)
Multiplied by Percentage Interest	22.6%		77.4%

Loss from continuing operations	$(1,540)	$(1,540)	$(5,281)	$(5,281)
Special earnings allocation to Enterprise III:
Cash distributions for period	$6,779
Multiplied by Percentage Interest of Enterprise III	22.6%

Subtotal	$1,530
Actual cash distributions paid to Enterprise III in accordance with its 51% Distribution Ratio	3,457

Special earnings allocation to Enterprise III	$1,927	1,927		(1,927)

Total income (loss) allocation for 2006		$387		$(7,208)

Enterprise Intrastate
Loss from continuing operations — 2007	$(6,429)		$(6,429)
Multiplied by Percentage Interest	22.6%		77.4%

Loss from continuing operations	$(1,451)	$(1,451)	$(4,978)	$(4,978)
Special earnings allocation to Enterprise III:
Cash distributions for period	$3,348
Multiplied by Percentage Interest of Enterprise III	22.6%

Subtotal	$756
Actual cash distributions paid to Enterprise III in accordance with its 51% Distribution Ratio	1,707

Special earnings allocation to Enterprise III	$951	951		(951)

Total loss allocation for 2007		$(500)		$(5,929)

Enterprise Intrastate
Loss from continuing operations — YTD September 2008	$(9,154)		$(9,154)
Multiplied by Percentage Interest	22.6%		77.4%

Loss from continuing operations	$(2,067)	$(2,067)	$(7,087)	$(7,087)
Special earnings allocation to Enterprise III:
Cash contributions for operating losses for period	$(1,242)
Multiplied by Percentage Interest of Enterprise III	22.6%

Subtotal	$(280)
Actual cash contributions for operating losses by Enterprise III in accordance with its 51% Distribution Ratio	(633)

Special earnings allocation to Enterprise III	$(353)	(353)		353

Total loss allocation for YTD September 30, 2008		$(2,420)		$(6,734)

          The following table presents a summary of Enterprise III’s and Enterprise GTM’s share of the pro forma earnings of the DEP II Midstream Businesses for the periods indicated (dollars in thousands).

	For the Nine
	Months Ended
	September 30,	For the Year Ended December 31,
	2008	2007	2006	2005
Income (loss) allocations to Enterprise III:
Enterprise Texas	$47,091	$60,963	$42,789	$49,197
Enterprise GC	4,463	356	15,375	14,499
Enterprise Intrastate	(2,420)	(500)	387	(3,698)

Total income allocations to Enterprise III	$49,134	$60,819	$58,551	$59,998

Loss allocations to Enterprise GTM:
Enterprise Texas	$(22,168)	$(54,995)	$(44,225)	$(50,450)
Enterprise GC	(4,517)	(20,536)	(10,782)	(7,983)
Enterprise Intrastate	(6,734)	(5,929)	(7,208)	(9,085)

Total loss allocations to Enterprise GTM	$(33,419)	$(81,460)	$(62,215)	$(67,518)

          Losses allocated to Enterprise GTM by the DEP II Midstream Businesses are presented as “Parent interest — DEP II allocated losses” on our pro forma condensed combined statements of operations.
          (j) Reflects estimated incremental general and administrative costs of the DEP II Midstream Businesses. These costs include estimated related party amounts payable to EPCO in connection with an administrative services agreement. The pro forma increase in general and administrative expenses is $194 thousand for the nine months ended September 30, 2008, $237 thousand for the eleven months ended December 31, 2007, $22 thousand for the one month ended January 31, 2007 and $259 thousand for the years ended December 31, 2006 and 2005.
          (k) Reflects the retention by EPO of certain environmental remediation liabilities of Enterprise Texas in connection with the DEP II dropdown transaction. At September 30, 2008, this remediation liability totaled $12.6 million, of which $4.4 million was classified as a current liability. The pro forma adjustment removes this reserve from our pro forma balance sheet. In addition, we have removed a $5.0 million gain related to an adjustment to this reserve that was recorded by Enterprise Texas during 2008 from our pro forma income statement for the nine months ended September 30, 2008.
          (l) Reflects the sale of 41,529 common units to EPO on December 8, 2008 for an aggregate purchase price of $0.5 million, or $12.04 per unit. The sale price per unit was equal to the closing price per unit on December 5, 2008 for DEP’s common units as reported by the New York Stock Exchange. No commissions or discounts were paid in connection with this sale of common units. There were no significant offering expenses.
          (m) Reflects the distribution of $280.5 million of cash from the borrowing in Note (h) to Enterprise GTM as consideration for DEP OLP’s acquisition of 100% of the member interests in Enterprise III. In addition to the cash consideration paid EPO, the Company will issue EPO 37,333,887 limited partner units. These common units have a market value of $449.5 million, or $12.04 per unit, as of December 5, 2008.
          As a result of the issuance of the 37,333,887 Class B units and the 41,529 common units (see Note (l)), the total value of equity issued in connection with the DEP II dropdown is $450.0 million.
* * * * *

DUNCAN ENERGY PARTNERS L.P.
PRO FORMA CASH DISTRIBUTIONS FROM THE DEP II MIDSTREAM BUSINESSES
(Unaudited)
          We derived our pro forma combined distributable cash flow amounts using information from the historical financial statements of the DEP II Midstream Businesses. Our pro forma combined distributable cash flow amounts should only be viewed as a general indication of the amount of cash that might have been distributed had the DEP II dropdown transaction been completed in an earlier period. The tables used in this section, “Pro Forma Cash Distributions for the DEP II Midstream Businesses (Unaudited),” have been prepared by, and are the responsibility of our management. Our independent registered public accounting firm has neither examined, compiled or otherwise applied procedures to such information presented herein and, accordingly does not express an opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with the prospective financial information.
          With respect to the DEP II Midstream Businesses, we define pro forma combined distributable cash flow (which is a measure of liquidity not in conformity with U.S. generally accepted accounting principles (“GAAP”)) as net income or loss adjusted for:
▪	the addition of depreciation, amortization and accretion expense;

▪	the subtraction of sustaining capital expenditures and cash payments to settle asset retirement obligations;

▪	the addition of losses or subtraction of gains relating to the sale of assets and related transactions;

▪	the addition of cash proceeds from the sale of assets and related transactions; and

▪	the addition or subtraction of other miscellaneous non-cash amounts (as applicable) that affect net income or loss for the period.
          Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets. Such expenditures serve to maintain existing operations but do not generate additional revenues.
          The following table presents our calculation of total pro forma combined distributable cash flow for the DEP II Midstream Businesses with respect to the periods indicated (dollars in thousands):

	For the Nine
	Months Ended
	September 30,	For the Year Ended December 31,
	2008	2007	2006	2005

Historical combined net income (loss) of DEP II Midstream Businesses	$15,715	$(20,641)	$(3,655)	$(8,964)
Adjustments to derive pro forma combined distributable cash flow (add or subtract as indicated by sign of number):
Depreciation, amortization and accretion	98,927	146,588	134,567	136,030
Sustaining capital expenditures	(29,408)	(49,085)	(13,265)	(18,056)
Gain from asset sales and related transactions	(689)	(61)	(1)	—
Proceeds from asset sales and related transactions	224	12,586	852	879
Miscellaneous non-cash expenses	692	3,745	1,661	—

Pro forma combined distributable cash flow in total	$85,461	$93,132	$120,159	$109,889

          The GAAP measure most directly comparable to distributable cash flow is cash flows from operating activities. Our measure of distributable cash flow should not be considered an alternative to net income, income from continuing operations, cash flows from operating activities, or any other measure of financial performance calculated in accordance with GAAP.

          The following table presents pro forma distributable cash flow (negative amounts denote cash flow deficits) for each DEP II Midstream Business with respect to the periods indicated (dollars in thousands):

	For the Nine
	Months Ended
	September 30,	For the Year Ended December 31,
	2008	2007	2006	2005

Pro forma distributable cash flow (or shortfall) by entity:
Enterprise GC	$10,304	$11,310	$33,018	$30,001
Enterprise Intrastate	(1,242)	3,348	6,779	(2,856)
Enterprise Texas	76,399	78,474	80,362	82,744

Pro forma combined distributable cash flow in total	$85,461	$93,132	$120,159	$109,889

     Enterprise GC and Enterprise Intrastate
          On December 8, 2008, Enterprise GC entered into its Third Amended and Restated Agreement of Limited Partnership and Enterprise Intrastate entered into its Fourth Amended and Restated Agreement of Limited Partnership (together, the “Agreements of Limited Partnership”). Pursuant to the Agreements of Limited Partnership, Enterprise GTM is the sole limited partner of each of Enterprise GC and Enterprise Intrastate, and Enterprise III, which is a wholly owned subsidiary of DEP OLP, is the general partner of each of these entities. Enterprise III owns a 66% general partner interest in Enterprise GC and a 51% general partner interest in Enterprise Intrastate. Enterprise GTM owns a 34% limited partner interest in Enterprise GC and a 49% limited partner interest in Enterprise Intrastate.
          The Agreements of Limited Partnership provide that subject to the conditions of, and in the absence of any default or event of default under, any credit agreements, Enterprise GC and Enterprise Intrastate will make quarterly distributions of their available cash to partners. Enterprise GC and Enterprise Intrastate will distribute such cash to their partners in accordance with each partner’s respective Distribution Ratio. The “Distribution Ratios” are: (i) with respect to Enterprise GC, 66% for Enterprise III and 34% for Enterprise GTM; and (ii) with respect to Enterprise Intrastate, 51% for Enterprise III and 49% for Enterprise GTM. With respect to any quarterly operating cash flow deficit of Enterprise GC or Enterprise Intrastate, the general partner may require the partners to fund such shortfall by cash contributions in accordance with their Distribution Ratios. For pro forma presentation purposes, we have assumed that each partner funded the cash shortfalls of Enterprise Intrastate in accordance with its respective Distribution Ratio.

     The following table presents the allocation of pro forma distributable cash flow to each partner by Enterprise GC and Enterprise Intrastate with respect to the periods indicated (dollars in thousands). Negative distributable cash flow amounts denote operating cash flow shortfalls that are funded by the partners in accordance with their Distribution Ratios.

	For the Nine
	Months Ended
	September 30,	For the Year Ended December 31,
	2008	2007	2006	2005

Enterprise GC:
Pro forma distributable cash flow	$10,304	$11,310	$33,018	$30,001

66% of pro forma distributable cash flow to Enterprise III	$6,801	$7,465	$21,792	$19,801

34% of pro forma distributable cash flow to Enterprise GTM	$3,503	$3,845	$11,226	$10,200

Enterprise Intrastate:
Pro forma distributable cash flow (shortfall)	$(1,242)	$3,348	$6,779	$(2,856)

51% of pro forma distributable cash flow (shortfall) to (from) Enterprise III	$(633)	$1,707	$3,457	$(1,457)

49% of pro forma distributable cash flow (shortfall) to (from) Enterprise GTM	$(609)	$1,641	$3,322	$(1,399)

Combined net distributions to partners from Enterprise GC and Enterprise Intrastate:
Total net cash distribution to Enterprise III	$6,168	$9,172	$25,249	$18,344

Total net cash distribution to Enterprise GTM	$2,894	$5,486	$14,548	$8,801

     Enterprise Texas
          On December 8, 2008, Enterprise Texas entered into an Amended and Restated Company Agreement (the “Company Agreement”). Enterprise Texas will be managed by Enterprise III. The Company Agreement provides that subject to the conditions of, and the absence of any default or event of default under, any credit agreements, Enterprise Texas will make quarterly distributions of its available cash to its members. Enterprise Texas will distribute such available cash, to the extent sufficient cash flow is available, to its members as follows:
•	first, to Enterprise III as a “Tier I distribution,” up to an amount equal to (i) 0.25 times the priority return (initially 11.85%, but which may be adjusted as discussed below) multiplied by the “Enterprise III Distribution Base” (initially $730.0 million, subject to increase for contributions related to expansion projects as described below), plus (ii) aggregate net cash contributions, if any, made by Enterprise III to the DEP II Midstream Businesses with respect to such period (excluding those contributions related to expansion projects) to fund a quarterly operating cash flow deficit, less (iii) aggregate net cash distributions, if any, received by Enterprise III from Enterprise GC and Enterprise Intrastate with respect to such period; plus (iv) any unpaid shortfall in the Tier I distribution with respect to the entire calendar year; then,

•	second, to Enterprise GTM as a “Tier II distribution,” up to an amount equal to (i) 0.25 times the priority return (initially 11.85%, but which may be adjusted as discussed below) multiplied by the “Enterprise GTM Distribution Base” (initially $452.1 million, subject to increase for contributions related to expansion projects as described below), plus (ii) aggregate net cash contributions, if any, made by Enterprise GTM to the DEP II Midstream Businesses with respect to such period (excluding those contributions related to expansion projects) to fund a quarterly operating cash flow deficit, less (iii) aggregate net cash distributions, if any, received by Enterprise GTM from Enterprise GC and Enterprise Intrastate with respect to such period; plus (iv) any unpaid shortfall in the Tier II distribution with respect to previous periods in the same calendar year; then,

•	third, 2% to Enterprise III and 98% to Enterprise GTM of such residual cash flow as the “Tier III distribution”.

          With respect to any quarterly operating cash flow deficit of Enterprise Texas (excluding for purposes of clarification cash needed for acquisitions or expansion projects), the manager or the board may require the members to fund such shortfall by cash contributions in accordance with their respective member interests.
          The following table presents the pro forma cash distributions that would have been paid by Enterprise Texas with respect to the periods indicated (dollars in thousands). Please note that the annual Priority Return of 11.85% has been prorated to 8.89% for the nine months ended September 30, 2008 (i.e., 11.85% annual rate multiplied by 0.75). For purposes of pro forma presentation only, we have applied the initial priority return of 11.85% to the initial Enterprise III and Enterprise GTM Distribution Bases for all periods presented.

	For the Nine
	Months Ended
	September 30,	For the Year Ended December 31,
	2008	2007	2006	2005

Pro forma cash available for distribution	$76,399	$78,474	$80,362	$82,744
Tier I distributions:
Initial Enterprise III Distribution Base	$730,000	$730,000	$730,000	$730,000
Initial Priority Return rate	8.89%	11.85%	11.85%	11.85%

Tier I maximum distribution for Enterprise III	$64,879	$86,505	$86,505	$86,505
Add: Aggregate net cash contributions by Enterprise III to Enterprise GC and Enterprise Intrastate	—	—	—	—
Less: Aggregate net cash distributions to Enterprise III from Enterprise GC and Enterprise Intrastate	(6,168)	(9,172)	(25,249)	(18,344)

Subtotal Tier I distribution to Enterprise III	$58,711	$77,333	$61,256	$68,161

Tier I distribution to Enterprise III (1)	$58,711	$77,333	$61,256	$68,161

Pro forma cash available for distribution after Tier I distribution to Enterprise III	$17,688	$1,141	$19,106	$14,583
Tier II distributions:
Initial Enterprise GTM Distribution Base	$452,050	$452,050	$452,050	$452,050
Initial Priority Return rate	8.89%	11.85%	11.85%	11.85%

Tier II maximum distribution for Enterprise GTM	$40,176	$53,568	$53,568	$53,568
Add: Aggregate net cash contributions by Enterprise GTM to Enterprise GC and Enterprise Intrastate	—	—	—	—
Less: Aggregate net cash distributions to Enterprise GTM from Enterprise GC and Enterprise Intrastate	(2,895)	(5,486)	(14,548)	(8,801)

Subtotal Tier II distribution to Enterprise GTM	$37,281	$48,082	$39,020	$44,767

Tier II distribution to Enterprise GTM (2)	$17,688	$1,141	$19,106	$14,583
Pro forma cash available for distribution after Tier II distribution to Enterprise GTM	$—	$—	$—	$—
Tier III distributions:
98% of remaining cash flow to Enterprise GTM	$—	$—	$—	$—

2% of remaining cash flow to Enterprise III	$—	$—	$—	$—

Enterprise Texas distribution summary:
Distributions to Enterprise III	$58,711	$77,333	$61,256	$68,161
Distributions to Enterprise GTM	17,688	1,141	19,106	14,583

Total distributions paid	$76,399	$78,474	$80,362	$82,744

(1)	Tier I distribution to Enterprise III limited to the lesser or equal amount of the “Subtotal Tier I distribution to Enterprise III” and “Enterprise Texas pro forma distributable cash flow.”

(2)	Tier II distribution to Enterprise GTM limited to the lesser or equal amount of the “Subtotal Tier II distribution to Enterprise GTM” and “Enterprise Texas pro forma distributable cash flow.”

     Summary of Cash Distributions from the DEP II Midstream Businesses
          The following table summarizes total cash distributions received by Enterprise III and Enterprise GTM from the DEP II Midstream Businesses with respect to the periods indicated (dollars in thousands):

	For the Nine
	Months Ended
	September 30,	For the Year Ended December 31,
	2008	2007	2006	2005

Distributions paid to (contributions from) Enterprise III:
Enterprise GC	$6,801	$7,465	$21,792	$19,801
Enterprise Intrastate	(633)	1,707	3,457	(1,457)
Enterprise Texas	58,711	77,333	61,256	68,161

Total net distributions paid to Enterprise III	$64,879	$86,505	$86,505	$86,505

Distributions paid to (contributions from) Enterprise GTM:
Enterprise GC	$3,503	$3,845	$11,226	$10,200
Enterprise Intrastate	(609)	1,641	3,322	(1,399)
Enterprise Texas	17,688	1,141	19,106	14,583

Total net distributions paid to Enterprise GTM	$20,582	$6,627	$33,654	$23,384

     With respect to each calendar year, Enterprise III must receive at least $86.5 million from the DEP II Midstream Businesses in order to meet its Priority Return. On a pro forma basis, DEP OLP received distributions equal to its Priority Return in all periods presented.
     Pro forma and actual distributable cash flow amounts are largely dependent on the earnings of the DEP II Midstream Businesses. As a result, these cash flows are exposed to certain risks. We operate predominantly in the midstream energy industry. We provide services for producers and consumers of natural gas and NGLs. The products that we store, sell or transport are principally used as fuel for residential, agricultural and commercial heating; as feedstocks in petrochemical manufacturing; and in the production of motor gasoline. Reduced demand for our services or products by industrial customers, whether because of general economic conditions, reduced demand for the end products made with our products, increased competition from other service providers or producers due to pricing differences or other reasons could have a negative impact on our earnings and thus the availability of net cash available for distribution.
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